UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2005

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 2, 2005, Airbee Wireless, Inc. (the "Company") entered into an agreement and plan of merger by and among Identity, Inc., a Delaware corporation and Daniel R. Nelson, the Company and Airbee Automotive Group, Inc., a wholly-owned subsidiary of the Company, whereby the Company’s wholly-owned subsidiary merged with and into Identity, Inc.(the "Merger Agreement"). Pursuant to the Merger Agreement, the surviving entity became a wholly-owned subsidiary of the Company and the Company issued 7,692,808 shares of its restricted common stock (the "Purchase Price") to Daniel R. Nelson, the sole shareholder of Identity, Inc. The shares issued to Mr. Nelson are valued at $5,000,000 (the "Merger Consideration"), which is based upon the 30-day average closing price of the Company’s common stock through April 25, 2005. Fifty percent of the Purchase Price is immediately issuable to Mr. Nelson. The remaining shares were subject to an Escrow Agreement dated May 2, 2005 (the "Escrow Agreement"), under which such shares shall only be released to Mr. Nelson upon the completion by Identity, Inc. of audited financial statements for the period commencing August 1, 2003 through March 31, 2005 and acceptance by the Company (in its sole discretion) and filed with the Securities and Exchange Commission no later than May 31, 2005.
Identity, Inc., a Delaware corporation, owns a wholly-owned interest in Identity, LLC, a distributor of automotive anti-theft devices. Identity, LLC is based in Rancho Cordova, California. Identity, LLC uses advance short-range wireless technology to provide total immobilization of a vehicle’s ignition system to prevent theft. Identity’s current nationwide customer base includes dealerships representing General Motors, Ford, Daimler-Chrysler, Dodge, Toyota, Lexus, Nissan, Honda, Accura, Suzuki, Hyundai and Kia. The Identity products are endorsed by the International Association of Auto Theft Investigators. The surviving entity shall operate under the name Airbee Automotive Group, Inc. and the board of directors shall consist of Eugene Sharer, Richard Sommerfeld and Daniel Nelson and the executive officers shall be Daniel Nelson and Richard Sommerfeld. Daniel Nelson was the sole officer, director and shareholder of Identity, Inc.
Under the Merger Agreement, for a period commencing May 2, 2006 through June 2, 2006, Dan Nelson shall have the option (the "Option") to purchase Airbee Automotive Group, Inc. from the Company by tendering the Purchase Price to the Company. In order to exercise the Option Mr. Nelson must provide notice in writing to the Company. Such notice must provide in reasonable detail why Airbee Automotive Group, Inc. is not able to continue its business operations as a wholly-owned subsidiary of the Company. After Mr. Nelson has provided written notice to the Company of his intent to exercise the Option, the Company and Mr. Nelson shall have a 30 day period under which they will operate in good faith to attempt to cure Mr. Nelson’s reasoning for exercising the Option. If the Company and Mr. Nelson are unable to reconcile or settle matters within the 30 days, then the Company shall be permitted to purchase Airbee Automotive Group, Inc. from Mr. Nelson for $5,750,000 (115% of the Merger Consideration). The purchase price shall be reduced by proceeds (if any) Mr. Nelson received from the sale of the Company’s common stock he received in connection with the Merger Agreement. In the event that the Company purchases the surviving entity from Mr. Nelson, Mr. Nelson shall execute a non-compete agreement as conditional consideration for such payment.
The disclosure above summarizes the terms of the Merger Agreement and Escrow Agreement. The complete text of such agreements is contained in the Merger Agreement and Escrow Agreement, which are filed as exhibits to this Form 8-K Current Report. The Company issued a press release describing the merger, a copy of which is also filed as an exhibit to this Form 8-K Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

Effective May 2, 2005, the Company issued an aggregate of 7,692,808 shares of its restricted common stock to Daniel R. Nelson pursuant to the Merger Agreement described above. Fifty percent of such shares are held in escrow. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares issued to Mr. Nelson contain a legend restricting their transferability absent registration or applicable exemption. Mr. Nelson is deemed an accredited investor. Mr. Nelson received current information concerning the Company prior to the date of the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On May 2, 2005, the Company issued a press release announcing the Merger Agreement. A copy of the press release is filed as an exhibit to this Form 8-K Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
Financial statements required by this item are included as exhibits to this Report on Form 8-K.
(b) Pro Forma Financial Information
Pro forma financial information required by this item are included as exhibits to this Report on Form 8-K.
(c) Exhibits
Exhibit Description
2.1 Agreement and Plan of Merger by and among Identity, Inc., Daniel R. Nelson, Airbee Wireless, Inc. and Airbee Automotive Group, Inc. dated May 2, 2005.*
3.1 Certificate of Merger dated May 2, 2005.*
10.1 Escrow Agreement by and among Identity, Inc., Daniel R. Nelson, Airbee Wireless, Inc., Airbee Automotive Group, Inc. and Adorno & Yoss, LLP, dated May 2, 2005.*
99.1 Press Release dated May 2, 2005.*

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

June 29, 2005	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

1	2004/2003 Audited Financials
2	March 2005/2004 Review
3	Proforma Financials